As filed with the Securities and Exchange Commission on June 10, 2004
                                                                        File No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                KUBLA KHAN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            UTAH                                                87-0650976
-------------------------------                           ----------------------
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)



                    57-71 #HIGH-TECH INDUSTRIAL PARK NANSHAN
                      DISTRICT SHENZHEN, P.R. CHINA 51805
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                  KUBLA KHAN, INC. 2004 EQUITY INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                       NATIONAL CORPORATE RESEARCH, LTD.
                         50 WEST 3900 SOUTH, SUITE 2B,
                           SALT LAKE CITY, UTAH 84107
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (801) 268-4407
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                              MITCHELL S. NUSSBAUM
                                LOEB & LOEB LLP
                                345 PARK AVENUE
                            NEW YORK, NY 10154-0037

                        CALCULATION OF REGISTRATION FEE

                                                                             PROPOSED
                                                               PROPOSED       MAXIMUM
                                                               MAXIMUM       AGGREGATE     AMOUNT OF
                                            AMOUNT TO BE    OFFERING PRICE   OFFERING    REGISTRATION
  TITLE OF SECURITIES TO BE REGISTERED      REGISTERED(1)    PER SHARE(2)    PRICE(2)         FEE
----------------------------------------  ----------------  --------------  -----------  ------------
Common Stock, par value $0.001 per share  5,070,000 shares      $3.00       $15,210,000   $1,927.11

__________________

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered as a result of an adjustment from stock splits, stock dividends or similar events.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the last reported sale price of the Company's Common Stock as reported on June 7, 2004 on the Over-the-Counter Electronic Bulletin Board of the National Association of Securities Dealers, Incorporated.

                                KUBLA KHAN, INC.

                       REGISTRATION STATEMENT ON FORM S-8

      Explanatory Note

      The purpose of this Registration Statement on Form S-8 of Kubla Khan, Inc., a Utah corporation ("we," "us" or the "Company"), is to register 5,070,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), issuable pursuant to the Kubla Khan, Inc. 2004 Equity Incentive Plan.

                                    PART II

                  INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration
Statement:

      (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, as filed with the Commission on April 13, 2004;

      (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004, as filed with the Commission on May 17, 2004; and

      (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2, as filed with the Commission on September 19, 2000, and as amended on November 29, 2000, January 3, 2001 and March 5, 2001.

      In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.  Description of Securities.

      Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

      Not applicable.

ITEM 6.  Indemnification of Directors and Officers.

      Section 16-10a-902 of the Utah Revised Business Corporation Act and each of our Articles of Incorporation and bylaws provide for the indemnification of present and former directors and officers, as well as any person who serves or served as an officer or director of us at our request. We will indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought by reason of the fact that such individual is or was our director or officer or was otherwise serving in a similar capacity at our request. To be eligible for indemnification by us, such individual must have conducted himself in good faith, reasonably believed that his conduct was in, or not opposed to, our best interest, and, in a criminal action, such individual must not have had reasonable cause to believe his conduct was unlawful. This right of indemnification is not exclusive of other rights the individual is entitled to as a matter of law or otherwise.

      Article X of our Articles of Incorporation affords our officers and directors the maximum protection as provided under Utah Revised Business Corporation Act Section 16-10a-841.

      Under our bylaws, we will not indemnify any individual adjudged liable to us due to his negligence or misconduct in the performance of his duties or if he received any improper personal benefit. Determination of an individual's rights to indemnification shall be made under the procedures set forth under our bylaws. A judgment or conviction based on a guilty plea or nolo contendre or its equivalent, or after trial, is not in and of itself deemed an adjudication that such individual is liable to us.

ITEM 7.  Exemption from Registration Claimed.

      Not applicable.

ITEM 8.  Exhibits.

     EXHIBIT
     NUMBER        DESCRIPTION

     4.1           Kubla Khan, Inc. 2004 Equity Incentive Plan.
     5.1           Opinion of Loeb & Loeb LLP.
     23.1          Consent of Moores Rowland Mazars.
     23.2 Consent of Loeb & Loeb LLP (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).
     24.1          Power of Attorney.

ITEM 9.  Undertakings.

      (A) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Nevada Revised Statutes, the Certificate of Incorporation of the Company, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned in the City of Los Angeles, State of California, on this 10th day of June, 2004.

                                          KUBLA KHAN, INC.


                                          By: /s/ YaLi Xu
                                              ----------------------------------
                                              YaLi Xu
                                              Chief Executive Officer

                               POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints YaLi Xu and Zhongping Wang, jointly and severally, her (his) attorneys-in-fact, each with the power of substitution, for her (him) in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           SIGNATURE                          TITLE                    DATE
------------------------------  ---------------------------------  -------------

/s/ YaLi Xu                     Chief Executive Officer and        June 10, 2004
------------------------------  Director (Principal Executive
YaLi Xu                         Officer)


/s/ Xiaobin Liu                 Chief Financial Officer            June 10, 2004
------------------------------  (Principal Financial and
Xiaobin Liu                     Accounting Officer)


/s/ Zhongping Wang              Secretary and Director             June 10, 2004
------------------------------
Zhongping Wang

/s/ Zhongnan Xu                 Director                           June 10, 2004
------------------------------
Zhongnan Xu

                               INDEX TO EXHIBITS

EXHIBIT       DESCRIPTION
NUMBER

4.1           Kubla Khan, Inc. 2004 Equity Incentive Plan.
5.1           Opinion of Loeb & Loeb LLP.
23.1          Consent of Moores Rowland Mazars.
23.2          Consent of Loeb & Loeb LLP (contained in its opinion filed as
              Exhibit 5.1 to this Registration Statement).
24.1          Power of Attorney.